Exhibit 21
CURRENT LIST OF SUBSIDIARIES OF REGISTRANT

State or Other
Jurisdiction of
Name	Incorporation
Advanta Bank Holding Corp.	Delaware
Advanta Bank	Delaware
Advanta Bank Corp.	Utah
Advanta Business Receivables Corp.	Nevada
Advanta Credit Card Receivables Corp.	Nevada
Advanta GP Corp.	Delaware
Advanta Partners LP	Pennsylvania
Advanta GCF GP Corp.	Delaware
Advanta Growth Capital Fund LP	Delaware
Advanta Investment Corp.	Delaware
Advanta Investment Corp. II	Delaware
GoodCompany.com LLC	Pennsylvania
Advanta Information Services, Inc.	Delaware
Advanta Ventures Inc.	Delaware
ideablob Corp.	Delaware
BizEquity Corp.	Delaware
Advanta International Corporation I	Delaware
Advanta India Services Private Limited	India
Advanta International Corporation II	Delaware
Advanta Business Services Holding Corp.	Delaware
Advanta Business Services Corp.	Delaware
Advanta Service Corp.	Delaware
Advanta Shared Services Corp.	Delaware
Advanta Insurance Company	Arizona
Advanta Life Insurance Company	Arizona
Advanta Insurance Agency Inc.	Delaware
First Advanta Insurance Agency Inc.	Pennsylvania
Advanta Advertising, Inc.	Delaware
ADVANTENNIS Corp.	Delaware
Advanta Capital Trust I	Delaware
Advanta Mortgage Holding Company	Delaware
Advanta Auto Finance Corporation	Nevada
Advanta Mortgage Corp. USA	Delaware
Advanta Finance Corp.	Nevada